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                                                             EXHIBIT 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form SB-2 of our report, which includes an explanatory paragraph related to the Company's further public offering, dated September 19, 1996 on our audit of the consolidated financial statements of the Hungarian Broadcasting Corp. and subsidiaries as of June 30, 1996 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand

Budapest, Hungary

January  , 1997